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                                                                    EXHIBIT 99.2

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

Board of Directors
MP3.com, Inc.
4790 Eastgate Mall
San Diego, California 92121

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of MP3.com, Inc. ("MP3.com") as Annex C to the Proxy Statement/Prospectus of Vivendi Universal ("Vivendi") and MP3.com included in the Registration Statement on Form F-4 of Vivendi relating to the proposed merger transaction involving MP3.com and Vivendi and reference thereto in such Proxy Statement/Prospectus under the captions "SUMMARY -- THE MERGER -- Opinion of MP3.com's Financial Advisor" and "THE MERGER -- Opinion of MP3.com's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                    By: /s/ Credit Suisse First Boston
                                        Corporation
                                       -----------------------------------------
                                        CREDIT SUISSE FIRST BOSTON CORPORATION

July 6, 2001